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As filed with the Securities and Exchange Commission on September 3, 2008

Registration No. 333- 151301

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Power-One, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0420182 (I.R.S. Employer Identification No.)

740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Address, Including zip code, and telephone number, including area code, of registrant's principal executive offices)

Randall H. Holliday, Esq.
Secretary and General Counsel
Power-One, Inc.
740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David J. Johnson, Jr., Esq.
O'Melveny & Myers LLP
1999 Avenue of the Stars
Los Angeles, California 90067
(310) 553-6700

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)(3)

Common Stock, par value $0.001 per share	500,000	$2.27	$1,135,000	$44.61

(1)
Estimated solely for purposes of computing the registration fee based on the average of the high and low prices of the registrant's common stock as reported on the Nasdaq Global Market on August 29, 2008.

(2)
The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act.

(3)
The registration fee has previously been paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2008

PROSPECTUS

POWER-ONE, INC.

500,000 SHARES OF COMMON STOCK

        This prospectus relates to the offer and resale by the selling securityholder identified in this prospectus of up to 500,000 shares of common stock that may be issued by us pursuant to the exercise of a warrant that we issued to the selling securityholder in a private transaction.

        We will not receive any proceeds from the disposition of these shares or interests therein.

        The selling securityholder identified in this prospectus (which term as used in this prospectus includes its respective pledgees, donees, transferees or other successors-in-interest) may offer the shares or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" on page 4.

        Our shares of common stock are quoted on the Nasdaq Global Market under the symbol "PWER." On August 29, 2008, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $2.25 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2008.

        You should rely only on the information contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date on the front of this document, regardless of the time of the delivery of this prospectus or any sale of these securities.

        Unless the context otherwise indicates, the terms "Power-One," "Company," "we," "us," and "our" as used in this prospectus refer to Power-One, Inc. and its consolidated subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement and all information incorporated by reference into them, unless the context otherwise indicates.

i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain forward-looking statements and we intend that such forward-looking statements be subject to the safe harbor provisions of the federal securities laws. When used, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including risks described in the filings referred to under "Risk Factors" and elsewhere in this prospectus.

        Statements regarding the following subjects are forward-looking by their nature:

  •
  our business strategy;

  •
  our understanding of our competition;

  •
  market trends;

  •
  our plans to manage our cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of our manufacturing processes;

  •
  our ability to achieve and execute upon planned movement(s) of the location of manufacturing of selected products, specifically the achievement of projected manufacturing realignment to, and increase in manufacturing utilization and output in, our China facilities;

  •
  our ability to achieve anticipated reductions in manufacturing costs following relocation of applicable manufacturing sites;

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  our ability to achieve anticipated improvements in gross margins, and/or reductions in SG&A expenses;

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  the impact of competitive products or technologies and competitive pricing pressures;

  •
  our ability to secure, maintain, defend, enforce, and protect claimed intellectual property rights, including patents issued and patents applied for and to manage the costs related to such activities; and

  •
  potential liability with respect to legal proceedings.

        Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in our filings with the SEC, which may be obtained by contacting us or the SEC. These filings are also available through our website at http://www.power-one.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise. The contents of our website are not part of this prospectus.

 POWER-ONE, INC.

Our Business

        We are a leading designer and manufacturer of power conversion and power management products, most of which are sold into the communications infrastructure, server/storage and other high technology markets. Our products are used to convert, process and manage electrical energy, in both alternating current ("AC") and direct current ("DC") form, to the high levels of quality, reliability and precision required by communications infrastructure and other equipment. With hundreds of different standard products and the ability to create custom products, we have one of the most comprehensive product lines in the power conversion and power management industry and are one of just a few companies that can power virtually every component and system of an infrastructure network.

        Our power conversion and power management products include:

  •
  AC/DC power supplies that convert AC from a primary power source, such as a wall outlet, into a precisely controlled DC voltage. Virtually every electronic device that plugs into an AC wall outlet requires some type of AC/DC power supply, and we provide a broad range of AC/DC power supplies that power a wide variety of equipment in the communications, networking, server/storage, computer, instrumentation, industrial, and electronic industries;

  •
  DC power systems that are used by communications and Internet service providers to power, and that are used as backup power for, large communications infrastructure equipment;

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  DC/DC converters that modify an existing DC voltage level to a different DC voltage level to meet the power needs of various subsystems and components within electronic equipment. Our DC/DC converters include high-density and low-density "brick" converters that are generally used to control power on communications printed circuit boards and also include Point-of-Load ("POL") converters that power devices within an Intermediate Bus Architecture as well as in other applications. Our Z-One® digital power management products fall into the DC/DC converter category;

  •
  Inverters for Renewable Energy ("RE"), also called Alternative Energy ("AE") products that convert solar (photovoltaic or "PV") or wind energy into useable AC/DC power. (Note: while the industry uses both "AE" and "RE" terms, this document will only use "RE" or Renewable Energy); and

  •
  Additional products that include digital control products for motors and a variety of other application-specific specialty power products.

        We design power conversion and power management products primarily to meet the needs of communications and server/storage infrastructure equipment; industrial applications; high-end consumer and industrial appliances, and renewable energy inverters. We design our products to take lower quality power from the electrical grid and convert, process, and purify it to meet the quality demanded by the markets we serve. Our products can provide protection against power disturbances, fluctuations and outages. In addition, our products' compact designs are critical to our customers who need to minimize the space allocated to power conversion products within a system in order to maximize the space available for other components and subsystems.

        While approximately 43% of our sales were to our top ten customers in 2007, we sell our products to hundreds of direct customers and to other customers through our distribution channels worldwide. Our largest customer in 2007 was Cisco Systems and its contract manufacturers, which accounted for less than ten percent of our sales in 2007, 12.2% of our sales in 2006, and 15.1% of our sales in 2005. No other customer accounted for more than 10% of our sales during 2007, 2006, and 2005.

        In October 2006, we completed the acquisition of Magnetek, Inc.'s Power Electronics Group for approximately $69.4 million plus the assumption of approximately $27.8 million in debt. This highly strategic acquisition added a team of experienced engineers to our employee base, significantly enhanced our custom AC/DC design capabilities, expanded our product portfolio, broadened our customer list and markets, and provided us with a low-cost manufacturing operation in China.

        We were originally incorporated in 1973 as a California corporation and re-incorporated in the State of Delaware in January 1, 1996. Our principal executive offices are located at 740 Calle Plano, Camarillo, California 93012, telephone number (805) 987-8741. Our Internet website is www.power-one.com. The contents of our website are not part of this prospectus.

Additional Information

        For additional information about us, you should read the information incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, including Item 1. Business and Item 7. Management's Discussion And Analysis Of Financial Condition And Results Of Operations.

 RISK FACTORS

        An investment in our common stock involves significant risks. You should carefully consider the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 under Part I. Item 1A. Risk Factors and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2008 and June 29, 2008 under Part II. Item 1A. Risk Factors, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You should consider the risk factors in conjunction with the other information contained and incorporated by reference in this prospectus before purchasing our common stock. The risks described in the documents and filings referenced above are not the only risks relevant to an investment in our common stock. In addition, risks not presently known to us or risks that we currently deem immaterial may also impair the value of our common stock.

USE OF PROCEEDS

        The selling securityholder will receive all of the proceeds from the sale or disposition of the common stock covered by this prospectus. We will not receive any proceeds from the sale or disposition of the shares of common stock offered by the selling securityholder pursuant to this prospectus. The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting or tax services or any other expenses incurred by selling securityholder in disposing of the shares of common stock or interests therein, except as described below. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, the fees and expenses of our counsel and our accountants and the reasonable fees and expenses of one counsel to the selling securityholder.

SELLING SECURITYHOLDER

        The shares of common stock covered by this prospectus may be issued to the selling securityholder following the exercise of a warrant that we issued to the selling securityholder in a private transaction in connection with the PWER Bridge LLC ("PWER Bridge") refinancing. In connection with the refinancing, we granted registration rights to the selling securityholder with respect to the resale or other disposal of the shares that may be issued pursuant to the exercise of the warrant.

        In accordance with the registration rights granted to the selling securityholder, we have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the shares of our common stock covered by this prospectus. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are sold pursuant to this prospectus or no longer required to be registered for resale thereof by the selling securityholder.

        In October 2006, we borrowed $50.0 million from the selling securityholder, PWER Bridge to finance our acquisition of the Power Electronics Group of Magnetek, Inc. The loan was originally due on April 30, 2008, but was extended to April 30, 2010 in connection with the refinancing as described in our Current Report on Form 8-K filed with the SEC on March 11, 2008, which is incorporated into this prospectus. The loan was fully repaid on June 17, 2008 with the proceeds from our private placement of senior secured convertible notes as described in our Current Report on Form 8-K filed with the SEC on June 18, 2008, which is incorporated by reference into this prospectus.

        PWER Bridge is 100% owned by Warren A. Stephens, who beneficially owned approximately 6.5% of our outstanding common stock as of the date of this prospectus. Mr. Stephens also has a 50% interest in SF Holding Corp., which was one of our significant stockholders at the time the original loan was entered into with PWER Bridge. One of our directors, Jon E.M. Jacoby was an Executive

Vice President of SF Holding Corp. at the time the original loan was entered into. However, at the time the original loan was entered into, Mr. Jacoby had no ownership interest, management or officer status in, or ability to control, direct, influence or impact the business or affairs conducted by PWER Bridge or any entity that controls PWER Bridge. Mr. Jacoby subsequently resigned his office in SF Holding Corp. in late 2006.

        Mr. Stephens also owns 100% of Stephens Insurance and Stephens Inc. We paid Stephens Insurance approximately $0.2 million for insurance brokerage services provided during each of the years ended December 30, 2007 and December 31, 2006. Certain of our executive officers maintain individual brokerage accounts with Stephens Inc., which has also performed financial advisory services for us. We did not pay Stephens Inc. for financial advisory services during each of the years ended December 30, 2007, December 31, 2006 and January 1, 2006.

        The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock by the selling securityholder as of August 29, 2008.

Selling Securityholder	Total Number of Shares Owned Prior to This Offering	Maximum Number of Shares Which May Be Sold in This Offering	Number of Shares Owned Following This Offering(1)	Percentage of Outstanding Shares Owned Following This Offering(1)
PWER Bridge, LLC(2)	500,000	500,000	—	0

(1)
Assumes that the selling securityholder will sell all of the shares of common stock offered pursuant to this prospectus.

(2)
Warren A. Stephens owns 100% of PWER Bridge and he exercises sole voting and dispositive power over the shares held of record by PWER Bridge.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND HISTORY

        Our common stock trades on the Nasdaq Global Market under the symbol "PWER." The high and low prices of our common stock during each quarter for the first, second and third quarters (up to August 29, 2008) of the fiscal year 2008 and for the fiscal years 2007 and 2006 were as follows:

	Fiscal 2008 (up to August 29, 2008)		Fiscal 2007		Fiscal 2006
Quarter	High	Low	High	Low	High	Low
Fourth	—	—	$7.77	$5.30	$7.20	$5.24
Third	$2.36	$1.65	$5.64	$3.44	$7.98	$5.63
Second	$3.73	$2.65	$5.30	$3.55	$7.34	$5.35
First	$3.99	$2.13	$5.86	$3.64	$8.00	$6.74

        As of August 29, 2008, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $2.25.

        We have not paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Under the terms of our indenture governing our senior secured convertible notes, we are prohibited from paying any dividends without the prior approval of a majority of our noteholders.

        As of August 22, 2008, there were 13,409 holders of record of our common stock.

 DESCRIPTION OF CAPITAL STOCK

        The descriptions of our common stock contained in our Registration Statements on Form 8-A filed with the SEC on August 9, 2000 and August 19, 1997, and any other amendment or report filed with the SEC for the purpose of updating such description are herein incorporated by reference (including the Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 31, 2000 and filed with the SEC as an exhibit to the Quarterly Report on Form 10-Q for the Quarterly Period ended October 1, 2000, the Certificate of Amendment to the Restated Certificate of Incorporation of Power-One, Inc., filed with the Secretary of State of the State of Delaware on May 16, 2005 and filed with the SEC as an exhibit to the Annual Report on Form 10-K for the Fiscal Year ended January 1, 2006 and the Amended and Restated Bylaws of the Company dated February 6, 2006, filed as an exhibit to the Current Report on Form 8-K filed on February 6, 2006).

PLAN OF DISTRIBUTION

        The selling securityholder and any of its pledgees, donees, transferees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus directly or, alternatively, through broker-dealers or agents. Such shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of their shares of common stock or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling securityholder may also sell our common stock short and deliver our common stock to close out such short positions, or loan or pledge our common stock to broker-dealers that in turn may sell such securities.

        The selling securityholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (referred to in this prospectus as the "Securities Act), if available, rather than under this prospectus.

        Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

        The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

        The selling securityholders also may transfer the shares of our common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

        When we are notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of our common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, when we are notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

        The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales under this prospectus. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, commissions and similar selling expenses, if any, that can be attributed to the sale of our common stock will be paid by the selling securityholder and/or the purchasers. A selling securityholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

        We have advised the selling securityholder that it may not use shares registered on this registration statement to cover short sales of our common stock prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholder and any other person participating in a distribution of shares of our common stock will be subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of the shares of common stock by selling securityholder and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        There can be no assurance that the selling securityholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling securityholder may only sell the common stock if such sales are made in satisfaction of the requirements for exemption from registration or qualification under the applicable laws of each applicable state. The selling securityholder may not offer or sell the common stock in any state where the offer or sale is not permitted. The selling securityholder will be responsible for compliance with any applicable state laws governing the resale of the common stock.

        As described above under 'Use of Proceeds", we are required to pay fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus (other than underwriting discounts and selling commissions, if any), but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling securityholder has agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus or the registration statement of which it forms a part.

 LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon for us by O'Melveny & Myers LLP.

EXPERTS

        The consolidated financial statements of Power-One, Inc., and subsidiaries (the Company) and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 2007, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of a new accounting standard for income taxes on January 1, 2007 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting) which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

        We file reports with the SEC on a regular basis that contain financial information and results of operations. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at Room 1500, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information filed electronically with the SEC. Our SEC filings are also available through our website at http://www.power-one.com. The contents of our website are not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        To avoid repeating information in this prospectus that we have already filed with the SEC, we are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in subsequent SEC filings incorporated by reference herein. This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 30, 2007, our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008 and June 29, 2008, our Current Reports on Forms 8-K filed on August 21, 2008, August 5, 2008, June 18, 2008, April 28, 2008, March 21, 2008, March 11, 2008 and February 21, 2008, our proxy statement relating to our 2008 annual meeting of shareholders, our proxy statement relating to our special meeting of shareholders to be held on September 9, 2008 and the descriptions of our capital stock contained in the filings detailed above under "Description of Capital

Stock," each of which we previously filed with the SEC. These reports contain important information about us.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as after the date of this prospectus and before the termination of the offering of the shares of common stock shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents and shall automatically update information in this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated in this prospectus by reference. Requests for such copies should be directed to our Secretary at Power-One, Inc., 740 Calle Plano, Camarillo, California 93012, telephone number (805) 987-8741.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The expenses in connection with the registration of the securities offered hereby are estimated as follows:

Securities and Exchange Commission registration fee	$215
Printing and engraving	3,000
Accounting fees and expenses	15,000
Legal fees and expenses	25,000
Miscellaneous	5,000

Total	$48,215

ITEM 15.    Indemnification of Directors and Officers

        As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation, as amended (the "Certificate") of Power-One, Inc. (the "Company") provides that, to the fullest extent permitted by the DGCL as the same exists or may in the future be amended, a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Certificate provides that the liability of a director of the Company to the Company or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care.

        In addition, the Company's Bylaws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, the Company shall indemnify any such Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

        The Company maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies.

ITEM 16.    Exhibits

EXHIBIT NO.		DESCRIPTION
4.1	(1)	Sample Common Stock Certificate
5.1		Opinion of O'Melveny & Myers LLP
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
24.1	*	Powers of Attorney (see p. II-5 of Registration Statement on Form S-3 (File No.333-151301 filed on May 30, 2008)

(1)
Previously filed as an exhibit to the Registration Statement on Form S-1 of Power-One, Inc., as amended, filed on September 12, 1997.

*
Previously filed.

ITEM 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

    1.
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided however, That, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    2.
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4.
    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5.
    To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    6.
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    i.
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    ii.
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarillo in the State of California, on September 3, 2008.

POWER-ONE, INC.
By:	/s/ RICHARD J. THOMPSON Richard J. Thompson Chief Executive Officer, Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. THOMPSON Richard J. Thompson	Chief Executive Officer (Principal Executive Officer), Director	September 3, 2008
/s/ LINDA C. HELLER Linda C. Heller	Senior Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 3, 2008
* Jay Walters	Chairman of the Board of Directors	September 3, 2008
* Steven J. Goldman	Director	September 3, 2008
* Kendall R. Bishop	Director	September 3, 2008
* Jon E. M. Jacoby	Director	September 3, 2008

Signature	Title	Date

* Mark Melliar-Smith	Director	September 3, 2008
* Gayla J. Delly	Director	September 3, 2008

*By:	/s/ RICHARD J. THOMPSON Richard J. Thompson Attorney-in-Fact

 Index to Exhibits

ITEM 16.    Exhibits

EXHIBIT NO.	DESCRIPTION
4.1(1)	Sample Common Stock Certificate
5.1	Opinion of O'Melveny & Myers LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (see p. II-5 of Registration Statement on Form S-3 (File No.333-151301 filed on May 30, 2008)

(1)
Previously filed as an exhibit to the Registration Statement on Form S-1 of Power-One, Inc., as amended, filed on September 12, 1997.

*
Previously filed.

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TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
POWER-ONE, INC.
RISK FACTORS
USE OF PROCEEDS
SELLING SECURITYHOLDER
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND HISTORY
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution
  ITEM 15. Indemnification of Directors and Officers
  ITEM 16. Exhibits
  ITEM 17. Undertakings
SIGNATURES
Index to Exhibits
  ITEM 16. Exhibits